As filed with the Securities and Exchange Commission on September 29, 2004

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

Haights Cross Communications, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	10 New King Street, Suite 102 White Plains, New York 10604 (914) 289-9400 (Address of Registrant’s principal executive offices)	13-4087398 (I.R.S. Employer Identification No.)

Haights Cross Communications, Inc. Restated 2000 Stock Option and Grant Plan
(Full Title of the Plan)

Paul J. Crecca
Executive Vice President, Chief Financial Officer and Treasurer
Haights Cross Communications, Inc.
10 New King Street, Suite 102
White Plains, New York 10604
(914) 289-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:
David F. Dietz, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
(617) 570-1000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Securities	Amounts to be	Offering Price Per	Proposed Maximum	Amount of
Being Registered	Registered (1)	Share (2)	Aggregate Offering Price (2)	Registration Fee
Common Stock, par value $.001 per share	2,400,000 shares	$2.14	$5,136,000	$650.73

(1)	This Registration Statement also relates to such indeterminate number of additional shares of Common Stock, par value $.001 per share, of Haights Cross Communications, Inc. (“Common Stock”) as may be required pursuant to the Haights Cross Communications, Inc. Restated 2000 Stock Option and Grant Plan (the “Plan”) in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar event.

(2)	This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of determining the amount of the registration fee. The price per share and aggregate offering price are based upon the weighted average exercise price of the options granted under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     Incorporated by reference in this Registration Statement are the documents listed below, which have previously been filed by Haights Cross Communications, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”):

(a)	the Company’s Prospectus dated May 24, 2004 as filed with the Commission on May 24, 2004 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-4, as amended (File No. 333-115017);

(b)	the Company’s Annual Report on Form 10-K (Special Report pursuant to Rule 15d-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) for the year ended December 31, 2003;

(c)	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004; and

(d)	all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003.

     In addition, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     The description of the common stock of the Company set forth in the section entitled “Description of Capital Stock” in the prospectus referenced in Item 3(a) of this Registration Statement is hereby incorporated by reference.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The Company’s certificate of incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director’s liability under the federal securities laws and does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. The Company’s bylaws provide that directors and officers shall be, and in the discretion of the board of directors, the Company’s non-officer employees and agents may be, indemnified to the fullest extent against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The Company’s bylaws also provide that the right of the Company’s directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, bylaw, agreement, vote of stockholders, directors or otherwise.

     The Company has entered into indemnification agreements with its directors, Peter J. Quandt, Christopher S. Gaffney and Stephen F. Gormley. The form of indemnification agreement provides that the directors will be indemnified for expenses incurred because of their status as a director to the fullest extent permitted by Delaware law and the Company’s certificate of incorporation and bylaws.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

     The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

4.1	Second Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K (Special Report pursuant to Rule 15d-2 of the Exchange Act) filed April 19, 2004

4.2	By-laws of the Company, incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

* 5.1	Opinion of Goodwin Procter LLP

* 23.1	Consent of Ernst & Young LLP

* 23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

* 24.1	Power of attorney (included in the signatory page to this Registration Statement)

99.1	Haights Cross Communications, Inc. Restated 2000 Stock Option and Grant Plan, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed September 28, 2004

*	Filed herewith

Item 9. Undertakings

(a)	The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 29th day of September, 2004.

HAIGHTS CROSS COMMUNICATIONS, INC.

/s/ Peter J. Quandt
By: Peter J. Quandt
Title: Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Peter J. Quandt and Paul J. Crecca, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this Registration Statement as such attorneys-in-fact and agents so acting deem appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter J. Quandt Peter J. Quandt	Chairman, Chief Executive Officer and President and Director (Principal Executive Officer)	September 29, 2004

/s/ Paul J. Crecca Paul J. Crecca	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 29, 2004

/s/ Mark Kurtz Mark Kurtz	Vice President of Finance and Accounting and Chief Accounting Officer	September 29, 2004

/s/ Christopher S. Gaffney Christopher S. Gaffney	Director	September 29, 2004

/s/ Stephen F. Gormley Stephen F. Gormley	Director	September 29, 2004

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K (Special Report pursuant to Rule 15d-2 of the Exchange Act) filed April 19, 2004

4.2	By-laws of the Company, incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-4 (Reg. No. 333-109381) filed October 2, 2003

*5.1	Opinion of Goodwin Procter LLP

*23.1	Consent of Ernst & Young LLP

*23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

*24.1	Power of attorney (included in the signatory page to this Registration Statement)

99.1	Haights Cross Communications, Inc. Restated 2000 Stock Option and Grant Plan, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed September 28, 2004

*	Filed herewith